UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2020

Constellation Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38584	26-1741721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street, Suite 200 Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 714-0555

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CNST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.

On November 13, 2020, Constellation Pharmaceuticals, Inc. (the “Company”) entered into a lease (the “New Lease”) with ARE-MA Region No. 75, LLC, a Delaware limited liability company (the “Landlord”), effective as of November 13, 2020, pursuant to which the Company will lease approximately 79,155 square feet of office and laboratory space located at 100 Talcott Street in Watertown, Massachusetts (the “New Premises”).

The date on which the Company will become responsible for paying rent under the New Lease will be December 24, 2021 (the “Commencement Date”). The New Lease will have a ten-year term. The New Lease also provides the Company with an option to extend the New Lease for an additional five-year term. The Company’s monthly base rent for the New Premises will be $467,978.66, and will increase on each anniversary of the Commencement Date by approximately 3% per annum, up to a maximum monthly base rent of $610,606.01 during the ten-year term. The Company’s expected contractual obligation for base rent over this term is approximately $64.4 million.

The Company will post a customary letter of credit in the amount of approximately $2.8 million as a security deposit pursuant to the New Lease. The Company expects the New Premises to be ready for occupancy in late 2021 and intends to relocate its corporate headquarters to the New Premises at such time.

On November 13, 2020, the Company entered into a Sixth Amendment to Lease (the “Lease Amendment”) with ARE-MA Region No. 38, LLC (the “Existing Landlord”), amending the Lease Agreement, dated as of February 5, 2010, by and between the Company and the Existing Landlord, as amended (the “Existing Lease”). The Lease Amendment provides that the Existing Lease will terminate sixty calendar days from the Commencement Date for the New Lease.

The foregoing summaries of the principal terms of the New Lease and the Lease Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the New Lease and the Lease Amendment, copies of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION PHARMACEUTICALS, INC.

Date: November 18, 2020	By:	/s/ Emma Reeve
Name: Emma Reeve
Title: Chief Financial Officer